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                                                                     EXHIBIT 5.2

                        [Slaughter and May Letterhead]

                                                           CC992700121

Huntsman ICI Chemicals LLC                                 AGB
500 Huntsman Way
Salt Lake City
Utah 84108
USA

Tioxide Group
Lincoln House
137-143 Hammersmith Road
London W14 0QL

                                                           23rd November, 1999
Dear Sirs,

            Huntsman ICI Chemicals LLC, Huntsman ICI Financial LLC,
                    Tioxide Group and Tioxide Americas Inc.
           Registration Statement on Form S-4 (File Nos. 333-85141,
          333-85141-01 through 333-85141-03) "Registration Statement"

Introduction

1. We refer to the indenture (the "Indenture") dated 30th June, 1999 and made between Huntsman ICI Chemicals LLC (the "Company"), Huntsman ICI Financial LLC, Tioxide Americas, Inc., Bank One, N.A. and Tioxide Group (the "Guarantor"). We refer to, in particular, the guarantee (the "Guarantee") provided by the Guarantor, the terms of which are set out in Article 11 of the Indendure and in the form of guarantee endorsed on the Notes as set out in Exhibit E to the Indenture.

2. Terms and expressions defined in the Indenture have the same meanings when used in this letter unless separately defined in this letter.

3. We have been instructed by our client, Huntsman Corporation ("Huntsman"), and have been requested by Huntsman to write this letter. We have not been involved in the preparation or negotiation of the Indenture or of the Guarantee and our role has been limited to the writing of this letter. This letter may be relied upon only by Huntsman and the Guarantor and may be used only in connection with the Indenture. This opinion may, however, be relied upon by
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Huntsman ICI Chemicals LLC             2                     23rd November, 1999


     Skadden, Arps, Slate, Meagher & Flom LLP solely for the purpose of rendering an opinion letter to the Company and the Guarantor in connection with the issuance and delivery of the Exchange Notes.

4. This letter sets out our opinion on certain matters of English law as at today's date. We have not made any investigation of, and do not express any opinion on, any other law. This letter is to be construed in accordance with English law.

5.   For the purposes of this letter, we have examined:

     (A) A copy of a signed copy of the Indenture and of the Guarantee (the "Transaction Documents").

     (B) A certificate of David Busby, Secretary of the Guarantor, dated 22nd November, 1999 (the "Secretary's Certificate") to which are attached copies of the following documents:

          (i) the Memorandum and Articles of Association of the Guarantor in force as at 29th June, 1999,

          (ii) the minutes of a meeting of the Board of Directors of the Guarantor held on 29th June, 1999,

          (iii) the resolution of the members of the Guarantor dated 29th June, 1999, approving the giving of financial assistance by providing the Guarantee,

          (iv) the statutory declaration ("Statutory Declaration") in the form prescribed by s.155(6)(a) of the Companies Act 1985 (as amended) (the "Act") sworn by the directors of the Guarantor on 29th June, 1999, and

          (v) the report of the Guarantor's auditors pursuant to s.156(4) of the Act dated 29th June, 1999.


     (C) The entries shown on the microfiche obtained by us from Companies House, London, on 22nd November, 1999 of the file of the Guarantor maintained at Companies House (the "Microfiche").

Assumptions

6.   For the purposes of this letter, we have assumed each of the following:

     (A) The Indenture and each guarantee endorsed to a Note has been signed on behalf of the Guarantor by Samuel D. Scruggs or J. Kimo Esplin.

     (B) The Indenture and each guarantee endorsed to a Note has been unconditionally delivered by the Guarantor.
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Huntsman ICI Chemicals LLC             3                     23rd November, 1999


     (C)  Signatures on all documents that we have examined are genuine.

     (D) The statements contained in the Secretary's Certificate referred to in paragraph 5(B) are true, complete and accurate as at today's date.

     (E) (i) The information disclosed by the Microfiche, by our search on 22nd November, 1999 of the Companies House database (CH Direct) and by our telephone search on 22nd November, 1999 at the Central Registry of Winding-Up Petitions in relation to the Guarantor was then accurate and has not since then been altered or added to.

          (ii) The Microfiche and those searches did not fail to disclose any information relevant for the purposes of this opinion.

     (F) (i) The minutes referred to in sub-paragraph 5(B)(ii) truly record the proceedings of a duly convened, constituted and conducted meeting of the Board of Directors of the Guarantor.

          (ii) The resolutions passed and authorisations given at that meeting have not subsequently been amended, revoked or superseded.

     (G) (i) The written resolution referred to in sub-paragraph 5(B)(iii) was signed by a duly authorised representative of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which that member was present.

          (ii) The resolution was not, between the date of its being passed and the date of signature and delivery of the Indenture and of the Guarantee, amended, revoked or superseded.

     (H) (i) Each of the Guarantee and the Indenture is entered into by the Guarantor in good faith and in furtherance of its objects under its Memorandum of Association.

          (ii) Each of the Guarantee and the Indenture is in the best interests and to the advantage of the Guarantor.

     (I) Each of the Indenture and the Guarantee has the same meaning and effect as it would have if it were governed by English law.

     (J) As at 29th June, 1999, the giving of the Guarantee did not cause the Guarantor or its directors to be in default under article 16 (Borrowing Powers) of the Guarantor's Articles of Association.

     (K) (i) The Guarantor has not made any proposal for a voluntary arrangement under Part I of the Insolvency Act 1986 or passed any voluntary winding-up resolution.
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Huntsman ICI Chemicals LLC             4                     23rd November, 1999

          (ii) No petition has been presented or order made by a court for the winding-up, dissolution or administration of the Guarantor.

          (ii) No administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been appointed in relation to the Guarantor or any of its assets or revenues.

     (L)  (i)   The Statutory Declaration referred to in paragraph 5(C)(iv) was duly executed and is in full force and effect as at today's date and the statements contained in those documents were complete and accurate as at 29th June, 1999.

          (ii) The directors of the Guarantor had reasonable grounds for their opinion as to its solvency for the purposes of the Statutory Declaration. In forming that opinion they took into account the relevant liabilities in accordance with section 156(3) of the Act.

          (iii) The Guarantor had, on 30th June, 1999 net assets (as defined by section 154(2) of the Act) which were not reduced by the financial assistance described in the Statutory Declaration.

          (iv) The Statutory Declaration and the auditor's report which is required to be annexed to it was delivered to the Registrar of Companies, together with the written resolution referred to in paragraph 5(C)(iii) within the time limit and otherwise in accordance with section 156(5) of the Act.

     (M)  All copy or draft documents examined by us conform to the originals.

Opinion

7.   We are of the opinion that:

     (A) The Guarantor is an unlimited liability company which has been duly incorporated and is validly existing.

     (B)  The Guarantor has the capacity and power to:

          (i)   execute and deliver the Transaction Documents; and

          (ii) perform any obligations which it may have under the Transaction Documents.

     (C) The signature and delivery of the Transaction Documents by the Guarantor and the performance of any obligations which it may have under the Transaction Documents have been authorised by all necessary corporate action on the part of the Guarantor.
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Huntsman ICI Chemicals LLC             5                     23rd November, 1999


     (D) The signature and delivery of the Transaction Documents by the Guarantor and the performance of any obligations which it may have under the Transaction Documents are not prohibited by any law or regulation applicable to English companies generally or by the Memorandum and Articles of Association of the Guarantor.

     (E) The choice of the laws of the State of New York ("New York law") as the governing law of the Indenture and of the Guarantee is a valid choice of law. English law will treat the validity and binding nature of the obligations contained in the Indenture and in the Guarantee as being governed by New York law.

Reservations

8. Our opinion is qualified by the following reservations and any matter of fact not disclosed to us:

     (A) Laws relating to liquidation or administration or other laws or procedures affecting generally the enforcement of creditors' rights may affect any obligations of the Guarantor under the Transaction Documents and the remedies available.

     (B) We have not reviewed, and we express no opinion on the impact on our opinion of, the provisions of the Trust Indenture Act of 1939 of the United States of America (15 U.S. Code SS77aaa-77bbbb) (as amended) which are incorporated by reference into the Indenture or the Guarantee.

     (C)  If an English court assumes jurisdiction:

          (i)   It will not apply New York law if:

                (a)  it is not pleaded and proved; or

                (b) to do so would be contrary to English public policy of mandatory rules of English law.

          (ii) It might have to have regard to the law of the place of performance of any obligation under the Indenture or under the Guarantee which is to be performed outside England and Wales. It may refer to that law in relation to the manner of performance and the steps to be taken in the event of defective performance.

9. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and
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Huntsman ICI Chemicals LLC             6                     23rd November, 1999


regulations of the United States Securities and Exchange Commission thereunder.

                                 Yours faithfully,

                             /s/ Slaughter and May